IQST - iQSTEL Announces Strategic Sale of itsBChain Subsidiary, Plans to Distribute Stock Dividend to Shareholders as Part of Nasdaq Uplisting Strategy

New York, NY – March 12, 2025 – iQSTEL Inc. (OTCQX: IQST), a multinational telecommunications and technology company, is pleased to announce the signing of a Memorandum of Understanding (MOU) for the sale of 100% of its stake in ItsBchain LLC, representing 75% of the company's total share capital (itsBchain.com), a blockchain-based subsidiary, to Accredited Solutions, Inc. (OTC: ASII). The terms of the MOU are subject to due diligence and the execution and fulfilment of a definitive agreement. This transaction reflects the Company’s strategy to focus on high-growth, high-margin sectors while delivering direct financial benefits to its shareholders.

A Beneficial Transaction for iQSTEL

iQSTEL has strategically monetized itsBChain, a pre-revenue subsidiary, selling its 75% stake for a total consideration of $1 million, which exceeds the company’s total investment in the subsidiary. The Company believes this move strengthens iQSTEL’s financial position and focuses the company on attaining better margins as it executes its 2025 strategic roadmap leading up to growing EBITDA and profitability.

The $1 million transaction is structured as follows:

•      $500,000 in ASII preferred shares, ensuring iQSTEL’s value remains protected.

•      $500,000 in ASII common shares, which are expected to be registered in a resale offering filed with the SEC.

Shareholders to Receive ASII Common Shares as a Dividend

As part of its strategy to maximize shareholder value, iQSTEL plans to distribute the common stock in ASII to its shareholders as a dividend. The Company believes this decision not only rewards current investors but also aligns with iQSTEL’s broader efforts to enhance shareholder participation and liquidity.

“This transaction marks a key milestone in our strategic roadmap,” said Leandro Iglesias, President & CEO of iQSTEL. “We are profitably monetizing a non-core subsidiary, strengthening our balance sheet, and simultaneously rewarding our shareholders by distributing a significant portion of the proceeds.”

Strengthening iQSTEL’s Core Business

This transaction allows iQSTEL to streamline its portfolio and focus on Telecom, Fintech, AI, and Cybersecurity—the company’s core high-margin business areas. Additionally, iQSTEL will retain a 1% lifetime royalty on itsBChain’s total sales, ensuring continued long-term value from the business.

The company is actively pursuing potential acquisitions, strategic partnerships, and corporate realignments to strengthen its valuation and market positioning, ensuring a successful transition to a major national exchange this year.

Next Steps

The definitive Purchase Agreement is expected to be executed no later than July 1, 2025. The agreement includes a $250,000 penalty clause, ensuring ASII’s commitment to completing the transaction.

Both of iQSTEL and ASII plan to issue official press releases to keep shareholders informed of further developments.

This press release does not constitute a public offer of any securities for sale.

About Accredited Solutions, Inc. (ASII)

Accredited Solutions, Inc. (ASII) is a technology-driven company focused on strategic investments in fintech, blockchain, and digital assets. The acquisition of itsBChain aligns with ASII’s expansion strategy in the blockchain and digital finance sectors.

About iQSTEL Inc.

iQSTEL Inc. (OTCQX: IQST) is a multinational technology company offering cutting-edge solutions in Telecom, Fintech, Blockchain, Artificial Intelligence (AI), and Cybersecurity. Operating in 20 countries, iQSTEL delivers high-value, high-margin services to its extensive global customer base. iQSTEL projects $340 million in revenue for FY-2025, building on its strong business platform.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.iQSTEL.com.

Investor Relations Contact:

iQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@iqstel.com

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